Exhibit 99.2

July 18, 2018

Press Release

Source:	Farmers National Banc Corp. Kevin J. Helmick, President and CEO 20 South Broad Street, P.O. Box 555 Canfield, OH 44406 330.533.3341 Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2018 SECOND QUARTER FINANCIAL RESULTS

•	Record net income for the quarter of $8.1 million, 41% higher than the same quarter in 2017

•	142 consecutive quarters of profitability

•	Annualized return on average assets was 1.47% and annualized return on average equity 13.28% for the quarter ended June 30, 2018

•	8.9% loan growth since June 30, 2017

•	Non-performing assets to total assets remain at low levels, 0.38% at June 30, 2018

CANFIELD, Ohio (July 18, 2018) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended June 30, 2018.

Net income for the three months ended June 30, 2018 was $8.1 million, or $0.29 per diluted share, which compares to $5.7 million, or $0.21 per diluted share, for the three months ended June 30, 2017 and $7.7 million, or $0.28 per diluted share, for the linked quarter. Annualized return on average assets and return on average equity were 1.47% and 13.28%, respectively, for the three month period ending June 30, 2018, compared to 1.11% and 10.25% for the same three month period in 2017, and 1.45% and 13.03% for the linked quarter. Farmers’ return on average tangible equity (Non-GAAP) also improved to 16.24% for the quarter ended June 30, 2018 compared to 12.77% for the same quarter in 2017 and 15.84% for the linked quarter.

Net income for the six months ended June 30, 2018 was $15.8 million, or $0.57 per diluted share, compared to $11.5 million or $0.42 per diluted share for the same six month period in 2017. Return on average assets and return on average equity were 1.46% and 13.13%, respectively, for the six months ended June 30, 2018, compared to 1.14% and 10.52% for the same period in 2017.

On December 22, 2017, H.R.1, known as the “Tax Cuts and Jobs Act,” was signed into law. H.R.1, among other things, reduced the corporate income tax rate to 21% effective January 1, 2018. As a result of passage of the new tax law, Farmers effective tax rate decreased from 25.7% for the six months ended June 30, 2017 to 15.7% for the six months ended June 30, 2018. It is important to note that also as a result of the new tax law, Farmers determined that its net deferred tax assets needed to be reduced in the fourth quarter of 2017 by approximately $1.8 million, representing an impact on earnings per share of approximately $0.06 per diluted share for that fourth quarter, based on that quarter’s weighted average diluted shares outstanding of approximately 27.5 million.

Kevin J. Helmick, President and CEO, stated, “We are pleased to report record earnings which are the result of the successful integration of previous mergers, continued strong loan growth, higher levels of noninterest income and a lower effective income tax rate.”

2018 Second Quarter Financial Highlights

•	Loan growth

Total loans were $1.64 billion at June 30, 2018, compared to $1.51 billion at June 30, 2017, representing an increase of 8.9%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred in the commercial and commercial real estate, residential real estate and agricultural loan portfolios. Loans now comprise 78.6% of the Bank’s average earning assets for the quarter ended June 30, 2018, an improvement compared to 77.6% for the same period in 2017. This improvement, along with the growth in earning assets, has resulted in a 12.3% increase in loan income in the second quarter of 2018 compared to the same quarter in 2017.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently at 0.38%. Early stage delinquencies also continue to remain at low levels, at $10.6 million, or 0.65% of total loans, at June 30, 2018. Net charge-offs for the current quarter were $536 thousand, compared to $523 thousand in the same quarter in 2017 and annualized net charge-offs as a percentage of average net loans outstanding is only 0.13% for the quarter ended June 30, 2018. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended June 30, 2018 was 3.93%, a 12 basis points decrease from the quarter ended June 30, 2017, but 1 basis point higher than the first quarter of 2018. In comparing the second quarter of 2018 to the same period in 2017, asset yields increased 9 basis points, while the cost of interest-bearing liabilities increased 30 basis points. Most of this increase was the result of higher rates paid on short-term borrowings and time deposits, consistent with increases in the federal funds sold rate. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the previous mergers, which increased the net interest margin by 5 and 2 basis points for the quarters ended June 30, 2018 and 2017, respectively.

•	Noninterest income

Noninterest income increased 4.2% to $6.3 million for the quarter ended June 30, 2018 compared to $6.1 million in the same quarter of 2017. Trust fees increased $217 thousand or 14.3% in comparing the second quarter of 2018 to the same quarter in 2017, retirement plan consulting fees increased $66 thousand or 16.5% and investment commissions increased $62 thousand or 24.5%. These increases were offset by a drop in the gains on the sale of mortgage loans of $285 thousand or 32%; however, the current quarter’s income of $606 thousand was $119 thousand or 24% higher than the linked quarter.

•	Noninterest expenses

Farmers has remained committed to managing its level of noninterest expenses. Total noninterest expenses for the second quarter of 2018 decreased 1.9% to $15.5 million compared to $15.8 million in the same quarter in 2017, primarily a result of decreases in other operating expenses of $136 thousand and merger related costs of $104 thousand. It is important to note that annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 3.08% in the first quarter of 2017 to 2.82% in the first quarter of 2018.

•	Efficiency ratio

The efficiency ratio for the quarter ended June 30, 2018 improved to 57.31% compared to 60.79% for the same quarter in 2017. The main factors leading to this improvement were the increase in net interest income and noninterest income and a slightly lower level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2018 Outlook

Mr. Helmick added, “We are encouraged by our financial results for the first half of 2018 and look to use this momentum to sustain strong performance for all of 2018. As always, we will remain focused on delivering for the businesses, families and communities we serve.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2.2 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates four trust offices and offers services in the same geographic markets, and National Associates, Inc. Total wealth management assets under care at June 30, 2018 are $2.6 billion. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017	Percent Change
Total interest income	$22,474	$21,282	$21,084	$20,551	$20,042	$43,756	$38,892	12.5%
Total interest expense	2,912	2,336	2,017	1,876	1,669	5,248	2,988	75.6%

Net interest income	19,562	18,946	19,067	18,675	18,373	38,508	35,904	7.3%
Provision for loan losses	750	775	400	950	950	1,525	2,000	-23.8%
Noninterest income	6,306	6,010	6,051	6,058	6,055	12,316	11,942	3.1%
Acquisition related costs	0	25	88	270	104	25	166	-84.9%
Other expense	15,458	15,071	15,311	15,521	15,660	30,529	30,211	1.1%

Income before income taxes	9,660	9,085	9,319	7,992	7,714	18,745	15,469	21.2%
Income taxes	1,587	1,359	4,084	2,009	2,004	2,946	3,976	-25.9%

Net income	$8,073	$7,726	$5,235	$5,983	$5,710	$15,799	$11,493	37.5%

Average shares outstanding	27,641	27,918	27,941	27,654	27,395	27,610	27,371
Basic and diluted earnings per share	0.29	0.28	0.19	0.22	0.21	0.57	0.42
Cash dividends	1,935	1,935	1,653	1,653	1,353	3,870	2,707
Cash dividends per share	0.07	0.07	0.06	0.06	0.05	0.14	0.10
Performance Ratios
Net Interest Margin (Annualized)	3.93%	3.92%	3.98%	3.96%	4.05%	3.92%	4.03%
Efficiency Ratio (Tax equivalent basis)	57.31%	57.98%	59.13%	59.93%	60.79%	57.64%	59.81%
Return on Average Assets (Annualized)	1.47%	1.45%	0.96%	1.12%	1.11%	1.46%	1.14%
Return on Average Equity (Annualized)	13.28%	13.03%	8.60%	10.15%	10.25%	13.13%	10.52%
Dividends to Net Income	23.97%	25.05%	31.58%	27.63%	23.70%	24.50%	23.55%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.50%	1.46%	0.99%	1.15%	1.14%	1.48%	1.16%
Return on Average Tangible Equity	16.24%	15.84%	10.69%	12.69%	12.77%	15.99%	13.10%
Return on Average Tangible Equity excluding acquisition costs and deferred tax asset adjustments	16.24%	15.88%	14.25%	13.09%	12.98%	16.01%	13.26%

Consolidated Statements of Financial Condition

	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Assets
Cash and cash equivalents	$76,623	$52,149	$57,614	$84,006	$64,640
Securities available for sale	389,325	384,396	392,937	395,235	391,628
Loans held for sale	1,987	399	272	502	583
Loans	1,639,191	1,599,339	1,577,381	1,551,437	1,505,273
Less allowance for loan losses	12,764	12,550	12,315	12,104	11,746

Net Loans	1,626,427	1,586,789	1,565,066	1,539,333	1,493,527

Other assets	143,577	143,784	143,180	142,949	135,286

Total Assets	$2,237,939	$2,167,517	$2,159,069	$2,162,025	$2,085,664

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$420,991	$402,499	$412,346	$413,991	$387,596
Interest-bearing	1,229,346	1,234,660	1,192,373	1,195,533	1,153,407

Total deposits	1,650,337	1,637,159	1,604,719	1,609,524	1,541,003
Other interest-bearing liabilities	322,565	274,816	296,559	295,270	298,827
Other liabilities	17,527	14,302	15,717	19,348	19,147

Total liabilities	1,990,429	1,926,277	1,916,995	1,924,142	1,858,977
Stockholders’ Equity	247,510	241,240	242,074	237,883	226,687

Total Liabilities and Stockholders’ Equity	$2,237,939	$2,167,517	$2,159,069	$2,162,025	$2,085,664

Period-end shares outstanding	27,544	27,641	27,544	27,544	27,067
Book value per share	$8.99	$8.73	$8.79	$8.64	$8.38
Tangible book value per share (Non-GAAP)*	7.36	7.10	7.14	6.98	6.73

*	Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	12.16%	12.06%	11.86%	12.00%	11.80%
Total Risk Based Capital Ratio (a)	12.89%	12.94%	12.73%	12.86%	12.67%
Tier 1 Risk Based Capital Ratio (a)	12.16%	12.19%	11.99%	12.13%	11.93%
Tier 1 Leverage Ratio (a)	9.73%	9.68%	9.50%	9.70%	9.47%
Equity to Asset Ratio	11.06%	11.13%	11.21%	11.00%	10.87%
Tangible Common Equity Ratio	9.25%	9.24%	9.31%	9.08%	8.93%
Net Loans to Assets	72.68%	73.21%	72.49%	71.20%	71.61%
Loans to Deposits	99.32%	97.69%	98.30%	96.39%	97.68%
Asset Quality
Non-performing loans	$8,406	$7,893	$7,695	$6,900	$6,355
Other Real Estate Owned	0	59	171	219	236
Non-performing assets	8,406	7,952	7,866	7,119	6,591
Loans 30 - 89 days delinquent	10,636	6,973	10,191	8,680	7,053
Charged-off loans	777	782	809	809	725
Recoveries	241	242	620	217	202

Net Charge-offs	536	540	189	592	523
Annualized Net Charge-offs to Average Net Loans Outstanding	0.13%	0.14%	0.05%	0.16%	0.14%
Allowance for Loan Losses to Total Loans	0.78%	0.78%	0.78%	0.78%	0.78%
Non-performing Loans to Total Loans	0.51%	0.49%	0.49%	0.44%	0.42%
Allowance to Non-performing Loans	151.84%	159.00%	160.04%	175.42%	184.83%
Non-performing Assets to Total Assets	0.38%	0.37%	0.36%	0.33%	0.32%

(a)	June 30, 2018 ratio is estimated

Reconciliation of Total Assets to Tangible Assets

						For the Six Months Ended
	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Total Assets	$2,237,939	$2,167,517	$2,159,069	$2,162,025	$2,085,664	$2,237,939	$2,085,664
Less Goodwill and other intangibles	44,661	45,015	45,369	45,755	44,425	44,661	44,425

Tangible Assets	$2,193,278	$2,122,502	$2,113,700	$2,116,270	$2,041,239	$2,193,278	$2,041,239

Average Assets	2,199,960	2,162,706	2,158,895	2,118,170	2,055,758	2,181,431	2,025,939
Less average Goodwill and other intangibles	44,893	45,248	45,622	45,263	44,665	45,070	44,845

Average Tangible Assets	$2,155,067	$2,117,458	$2,113,273	$2,072,907	$2,011,093	$2,136,361	$1,981,094

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

						For the Six Months Ended
	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Stockholders’ Equity	$247,510	$241,240	$242,074	$237,883	$226,687	$247,510	$226,687
Less Goodwill and other intangibles	44,661	45,015	45,369	45,755	44,425	44,661	44,425

Tangible Common Equity	$202,849	$196,225	$196,705	$192,128	$182,262	$202,849	$182,262

Average Stockholders’ Equity	243,792	240,387	241,554	233,843	223,544	242,682	220,308
Less Average Goodwill and other intangibles	44,893	45,248	45,622	45,263	44,665	45,070	44,845

Average Tangible Common Equity	$198,899	$195,139	$195,932	$188,580	$178,879	$197,612	$175,463

Reconciliation of Net Income, Excluding Acquisition Related Costs and Deferred Tax Asset Adjustments

	For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Net income	$8,073	$7,726	$5,235	$5,983	$5,710	$15,799	$11,493
Acquisition related costs - tax equated	0	22	(48)	190	94	22	141
Deferred tax asset adjustments	0	0	1,793	0	0	0	0

Net income - Adjusted	$8,073	$7,748	$6,980	$6,173	$5,804	$15,821	$11,634

Average shares outstanding	27,641	27,918	27,941	27,654	27,395	27,610	27,371
EPS excluding acquisition costs and deferred tax asset adjustments	$0.29	$0.28	$0.25	$0.22	$0.21	$0.57	$0.43

	For the Three Months Ended
End of Period Loan Balances	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Commercial real estate	$523,417	$511,628	$513,707	$500,426	$476,844
Commercial	232,672	231,498	220,441	218,946	215,676
Residential real estate	479,486	472,350	469,442	459,702	445,991
Consumer	219,138	210,088	207,851	213,918	220,454
Agricultural loans	181,173	170,725	163,081	155,336	142,687

Total, excluding net deferred loan costs	$1,635,886	$1,596,289	$1,574,522	$1,548,328	$1,501,652

	For the Three Months Ended
Noninterest Income	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Service charges on deposit accounts	$985	$1,003	$1,060	$1,077	$989
Bank owned life insurance income	219	222	246	193	191
Trust fees	1,740	1,807	1,622	1,608	1,523
Insurance agency commissions	713	699	530	531	672
Security gains	27	18	5	0	(14)
Retirement plan consulting fees	465	379	465	480	399
Investment commissions	315	256	260	184	253
Net gains on sale of loans	606	487	810	758	891
Debit card and EFT fees	870	806	830	770	836
Other operating income	366	333	223	457	315

Total Noninterest Income	$6,306	$6,010	$6,051	$6,058	$6,055

	For the Three Months Ended
Noninterest Expense	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Salaries and employee benefits	$8,828	$8,738	$8,697	$8,922	$8,853
Occupancy and equipment	1,611	1,704	1,528	1,546	1,631
State and local taxes	479	459	386	436	424
Professional fees	737	698	643	726	775
Merger related costs	0	25	88	270	104
Litigation settlement expense	0	0	0	0	155
Advertising	379	275	561	405	317
FDIC insurance	225	222	165	235	234
Intangible amortization	355	354	386	379	364
Core processing charges	794	739	806	702	717
Telephone and data	238	237	241	249	242
Other operating expenses	1,812	1,645	1,898	1,921	1,948

Total Noninterest Expense	$15,458	$15,096	$15,399	$15,791	$15,764

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,606,993	$19,636	4.90%	$1,472,575	$17,572	4.79%
Taxable securities	202,588	1,228	2.43	216,414	1,265	2.34
Tax-exempt securities (2)	190,494	1,737	3.66	164,369	1,791	4.37
Equity securities	11,214	154	5.51	10,216	123	4.83
Federal funds sold and other	33,541	167	2.00	33,053	82	1.00

Total earning assets	2,044,830	22,922	4.50	1,896,627	20,833	4.41
Nonearning assets	155,130			159,131

Total assets	$2,199,960			$2,055,758

INTEREST-BEARING LIABILITIES
Time deposits	$283,429	$957	1.35%	$234,952	$652	1.11%
Savings deposits	477,365	256	0.22	526,398	183	0.14
Demand deposits	469,609	510	0.44	399,413	281	0.28
Short term borrowings	298,802	1,140	1.53	271,313	501	0.74
Long term borrowings	6,674	49	2.94	9,705	52	2.15

Total interest-bearing liabilities	$1,535,879	2,912	0.76	$1,441,781	1,669	0.46

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	408,567			378,499
Other liabilities	11,722			11,934
Stockholders’ equity	243,792			223,544

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,199,960			$2,055,758

Net interest income and interest rate spread		$20,010	3.74%		$19,164	3.95%

Net interest margin			3.93%			4.05%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2018, adjustments of $91 thousand and $357 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2017, adjustments of $170 thousand and $621 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,586,140	$38,145	4.85%	$1,454,599	$34,210	4.74%
Taxable securities	204,455	2,461	2.43	214,076	2,383	2.24
Tax-exempt securities	188,041	3,417	3.66	158,674	3,430	4.36
Equity securities (2)	11,051	300	5.47	10,071	238	4.77
Federal funds sold and other	34,308	312	1.83	33,637	145	0.87

Total earning assets	2,023,995	44,635	4.45	1,871,057	40,406	4.35
Nonearning assets	157,436			154,882
Total assets	$2,181,431			$2,025,939

INTEREST-BEARING LIABILITIES
Time deposits	$277,408	$1,770	1.29%	$235,036	$1,152	0.99%
Savings deposits	479,870	438	0.18	523,257	353	0.14
Demand deposits	460,503	926	0.41	392,049	525	0.27
Short term borrowings	290,617	2,021	1.40	260,469	828	0.64
Long term borrowings	6,768	93	2.77	10,991	130	2.39

Total interest-bearing liabilities	$1,515,166	5,248	0.70	$1,421,802	2,988	0.42
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	$409,705			$370,790
Other liabilities	13,878			13,039
Stockholders’ equity	242,682			220,308
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,181,431			$2,025,939

Net interest income and interest rate spread		$39,387	3.75%		$37,418	3.93%

Net interest margin			3.92%			4.03%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2018, adjustments of $173 thousand and $706 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2017, adjustments of $325 thousand and $1.2 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.